EXHIBIT 10.51

REAL PROPERTY SALES CONTRACT

STATE OF ALABAMA

BLOUNT COUNTY

The undersigned purchasers, William Carrington and Anne Davenport-Carrington (collectively, “Purchaser”), hereby agree to purchase and Community Funding Corporation and Community Bank (collectively, “Seller”) hereby agree to sell the following described real estate, together with all improvements, shrubbery, plantings, fixtures and appurtenances, situated in Blount County, Alabama, on the terms stated below:

Heritage Valley Farms consisting of approximately 914 acres off of Highway 26 west of Blountsville, Alabama;

LEGALLY DESCRIBED AS: see Attachment “A” hereto, which is incorporated herein in its entirety.

THE PURCHASE PRICE: shall be NINE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($9,750,000.00). The purchase price shall be allocated as follows: $5,900,000 to Community Bank for the property described in Attachment A. I. Tract 1(i.e. the replica of the antebellum mansion and 20 acres); and $3,850,000 payable to Community Funding Corporation and Community Bank for the remainder of the property described in Attachment A. At closing the purchase price shall be payable as follows:

Earnest money (contract cancelable by Seller if earnest money is not received within 2 business days following the following the date Seller notifies Purchaser that the contingency described in paragraph 2 below has been removed)	$10,000
Cash on closing this sale	$9,740,000

1.	FINANCING CONTINGENCY: The Purchaser’s obligations under this sales contract are conditioned upon Purchaser being able to obtain financing. Subject to its normal credit underwriting standards and procedures, including without limitation approval of its Board of Directors, Community Bank will lend Purchaser $9,262,500 and Purchaser will contribute $477,500 in addition to the earnest money for a total down payment of $487,500 in cash from the Purchaser. Purchaser’s down payment shall be allocated as follows: $300,000 to the purchase of the property described in Attachment A. I. Tract 1; and $187,500 to the purchase of the remainder of the property described in Attachment A. Within five (5) business days following the removal of the contingency described in paragraph 2 below, Purchaser will provide all information which Community Bank requires as part of its credit approval process. Subject to further negotiation and agreement of the parties, it is contemplated that the loan from Community Bank will mature one year from the date the loan is made and will bear an interest rate equal to the New York prime rate (as published in the Wall Street Journal) minus one percent (1%) floating daily, with all accrued interest payable at maturity.

2.	OTHER CONTINGENCIES: The parties understand that the property described in Attachment A is the subject of a prior sales contract with another buyer. The Seller’s obligations under this sales contract are conditioned upon the failure of that buyer to consummate the purchase of the property.

3.	CLOSING COSTS: Seller will pay all closing costs in connection with the sale of the property as well as the costs incurred by Purchasers in closing the loan from Community Bank.

4.	PRORATIONS & HAZARD INSURANCE: The taxes, as determined on the date of closing, are to be prorated between Seller and Purchaser as of the date of delivery of the deed, and any existing advance escrow deposits shall be credited to Seller. Seller will keep in force sufficient hazard insurance on the property to protect all interests until this sale is closed and the deed delivered, but not longer.

5.	CLOSING & POSSESSION DATES: The sale shall be closed and the deed delivered on a date agreed upon by the parties. However, Seller shall have the right to terminate this sales contract if closing does not take place on or before December 31, 2005 unless the failure to close is due to Seller’s inability to deliver the deed. Possession is to be given on delivery of the deed. The Purchaser is to be vested in the deed as Carrington.

6.	CONVEYANCE: Seller agrees to covey said property to the Purchaser by statutory warranty deed free of all encumbrances, except as set out herein and subject to all rights of redemption arising under Alabama law or federal law by virtue of (a) the Foreclosure Deed recorded on December 6, 2004 as Instrument Number 263844, Book 2004, Page 45928, (b) the Foreclosure Deed recorded on December 30, 2004 as Instrument Number 264713, Book 2004, Page 49515, and (c) the Foreclosure Deed recorded on January 31, 2005 as Instrument Number 265787, Book 2005, Page 3694. Purchaser understands that Dewey Hamaker filed a mechanics lien against the property with the Probate Court of Blount County on January 20, 2004. Hamaker failed to file suit to enforce the lien as required by Alabama Code §35-11-221. Community Bank has obtained written assurance from Chicago Title Insurance through Community Insurance that it will provide title insurance coverage insuring title to the property free of the mechanics lien.

7.	CONDITION OF PROPERTY: The Purchaser agrees that he has inspected the property to his satisfaction. The property, having been acquired by Seller through its lending operations, is sold to the Purchaser “WHERE IS, AS IS” and without warranty of any kind or character, save warranty of title.

8.	SELLER’S REPRESENTATIONS: Seller represents that it has not received notification from any lawful authority regarding any public assessments, pending public improvements, or required repairs, replacements, or alterations to said premises that have not been satisfactorily made. Seller further represents that there is no unpaid indebtedness on the subject property, except as described in this contract.

9.	ADDITIONAL PROVISIONS, if any, are set forth on an Addendum, initialed by all parties, and are hereby made a part of this contract.

10.	RESIDENTIAL PROPERTY BUILT BEFORE 1978: If the real estate is residential property built before 1978 the Addendum Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards is attached hereto and made part of this contract.

11.	FAILURE TO CLOSE by the Purchaser will result in the forfeiture to Seller of the earnest money as liquidated damages.

12.	ENTIRE AGREEMENT: This contract states the entire agreement between the parties and merges into this writing all statements, representations, and covenants heretofore made; and any agreements not incorporated herein are void and of no force and effect. No alteration, amendment, extension, or other change of any sort may be made in this contract except insofar as it is set forth in a writing, signed by the Purchaser and an authorized representative of Seller, that specifically refers to this agreement.

Executed in duplicate, each of which shall for all purposes be an “original,” this the 10th day of November, 2005.

“SELLER”

COMMUNITY FUNDING CORPORATION		COMMUNITY BANK

By:	/s/ Patrick M. Frawley	By:	/s/ Patrick M. Frawley
	Patrick M. Frawley		Patrick M. Frawley
	Its Vice President		Its Chairman and CEO

“PURCHASER”

/s/ William Carrington	/s/ Anne Davenport-Carrington
William Carrington	Anne Davenport-Carrington

ATTACHMENT “A” TO REAL PROPERTY SALES CONTRACT

The real property that is the subject of this Real Property Sales Contract is described as follows:

I. PROPERTY TO BE CONVEYED BY COMMUNITY BANK

TRACT 1

E  1/2 of the SE  1/4 of SE  1/4, Section 32, Township 11 S, Range 1 West and a right of way 60 feet in total width the same being 30 feet on either side of the center line along a line, said line being 144 feet West of the East Section line of Section 32, Township 11 S, Range 1 West and extending from the South line of the public road known now as the Adams Road and extending South to the North line of the SE  1/4 of SE  1/4, Section 32, Township 11 S, Range 1 West.

TRACT 2

A part of the SW  1/4 of the SE  1/4 of Section 29, Township 11 South, Range 1 West, more particularly described as follows: Begin at a point on the North line of the public road where the same crosses the East line of said quarter-quarter; thence North along the East quarter line to the Northeast corner of said quarter-quarter; thence West along the North quarter line 315 feet; thence South along a line 315 feet West of and parallel to the East quarter-quarter line to the North margin of the public road; thence a Southeast direction along the North margin of the public road 315 feet, more or less, to the point of beginning. Containing 6.4 acres more or less.

II. PROPERTY TO BE CONVEYED BY COMMUNITY FUNDING CORPORATION

TRACT I

The N  1/2 of the NE  1/4 of the NE  1/4 Section 5, Township 12, Range 1 West; also the E  1/2 of SE  1/4 of Section 32, Township 11, Range 1 West, also, the W  1/2 of the W  1/2 of the SW  1/4 of Section 33. The above lands of Section 33, except a strip 15 feet wide across the North end of first lot reserved by J. M. Chamblee; also one lot off of the SE corner of the SE  1/4 of the NE  1/4 of Section 32, all in Township 11, Range 1 West, said lot described as follows: Beginning at the SE corner of said SE  1/4 of the NE  1/4 and running West to the creek, thence in a Northern direction with said creek to the North side of a ditch, thence with said ditch to East boundary line of said quarter, thence South to the point of beginning.

Also a parcel of land described as follows: Beginning at the SW corner of SW  1/4 of NW  1/4 of Section 33, Township 11, Range 1 West and runs due East with original line 75 yards, thence East of North as staked to a terrace a distance of 140 yards, thence West of North and down said terrace as terrace now runs, about 170 yards to a ditch, thence West to Section line, Thence South along Section line about 310 yards to the point of beginning.

The NE  1/4 of the NE  1/4 and a part of the SE  1/4 of the NE  1/4 of Section 32, described as follows: Beginning at the NE corner and run due West to main run of Creek, thence up said creek to the North of Ditch, thence up said ditch to Section line dividing Section 32 and 33; thence North to the starting point. Also, a part of the East  1/2 of the SE  1/4 of Section 29, bounded as follows: Commencing at the SW corner and run due North to the Road; thence East 70 degrees South 30 chains to a stake; thence due South 1 chain and 42 links; thence due West 28 chains and 12 links to beginning point. All in Township 11, Range 1 West.

A part of the NW  1/4 of the NW  1/4 Section 33, Township 11 South, Range 1 West, more particularly described as follows: From the Northwest corner of the SE  1/4 of the SE  1/4 of said Section 29, Township 11 South, Range 1 West, thence East 5.0 feet to the point of beginning, thence S 0 degrees 12 minutes 57 seconds E along a fence, 599.16 feet, thence S 1 degree 15 minutes 29 seconds W, 330.48 feet to a point in the center of a paved road, thence along said road, S 69 degrees 56 minutes 37 seconds E, 783.05 feet, thence S 77 degrees 06 minutes 45 seconds E, along said road, 563.66 feet, thence leaving said road, run S 8 degrees 57 minutes 40 seconds E, 134.99 feet along a fence, thence S 0 degrees 09 minutes 41 seconds E along said fence, 368.56 feet, thence S 1 degrees 36 minutes 36 seconds E along said fence, 337.05 feet, thence S 13 degrees 46 minutes 27 seconds E along said fence, 69.12 feet, thence S 0 degrees 49 minutes 31 seconds E, 202.23 feet and point of beginning; thence S 0 degrees 11 minutes 18 seconds W, 71.03 feet; thence continue South along the fence line to the North margin of the road; thence in a Northeasterly direction along the North margin of the road to a railroad crosstie which is the corner of the fence recently erected by the grantors herein; thence in a Northwesterly direction along the fence line 250 feet more or less to another crosstie and fence corner; thence in a Westerly direction along the fence line 485 feet more or less to the point of beginning; less and except a strip of land 30 feet in width from the Westerly line of the above described parcel of land lying East of said line.

LESS AND EXCEPT

A part of the W  1/2 of the NW  1/4 Section 33, Township 11 South, Range 1 West, more particularly described as follows: From the Northwest corner of the SE  1/4 of the SE  1/4 of said Section 29, Township 11 South, Range 1 West, thence East 5.0 feet to the point of beginning, thence S 0 degrees 12 minutes 57 seconds E along a fence, 599.16 feet, thence S 1 degrees 15 minutes 29 seconds W 330.48 feet to a point in the center of a paved road, thence along said road, S 69 degrees 56 minutes 37 seconds E, 783.05 feet, thence S 77 degrees 06 minutes 45 seconds E, along said road, 563.66 feet, thence leaving said road, run S 8 degrees 57 minutes 40 seconds E, 134.99 feet along a fence, thence S 0 degrees 09 minutes 41 seconds E along said fence, 368.56 feet, thence S 1 degree 36 minutes 36 seconds E along said fence, 337.05 feet, thence S 13 degrees 46 minutes 27 seconds E along said fence, 69.12 feet, thence S 0 degrees 49 minutes 31 seconds E, 202.23 feet and point of beginning; thence S 0 degrees 11 minutes 18 seconds W, 71.03 feet; thence continue South along the fence line to the North margin of the road; thence in a

Northeasterly direction along the North margin of the road a distance of 20 feet or such distance as necessary for a strip 20 feet in width; thence North along a line 20 feet East of and parallel to the fence line to the point of intersection with the barbed wire fence recently erected by the grantors herein. Containing 200 acres more or less.

TRACT II

The E  1/2 of the SW  1/4 and W  1/2 of the SE  1/4; Part of the S  1/2 of the NE  1/4 and part of the SE  1/4 of the NW  1/4; said parts described as follows: Beginning at the SW corner being of the SE  1/4 of the NE  1/4; thence East along the forty line 766 feet to a ditch which runs into a creek; thence with the meandering of said ditch and creek and in a Northerly direction to the North line of said forty, thence West to the NW corner thereof, thence South 40 rods, thence West 1980 feet to the top of a high ridge; thence Southwesterly with the top of said ridge to the South line of the SE  1/4 of the NW  1/4, thence East to the point of beginning. All of said lands being in Section 32 of Township 11 South and Range 1 West. Containing 215 acres more or less.

TRACT III

A part of the NW  1/4 of the SW  1/4 and a part of the SW  1/4 of the SW  1/4 of Section 28, Township 11 South, Range 1 West; a part of the NE  1/4 of the SE  1/4 and a part of the SE  1/4 of the SE  1/4 of Section 29, Township 11 South, Range 1 West; a part of the NE  1/4 of the NE  1/4 of Section 32, Township 11 South, Range 1 West; a part of the NW  1/4 of the NW  1/4 and a part of the Northwest quarter of Section 33, Township 11 South, Range 1 West, Blount County, Alabama, more particularly described as follows: From the Northwest corner of the SE  1/4 of the SE  1/4 of said Section 29, Township 11 South, Range 1 West, thence East 5.0 feet to the point of beginning, thence S 0 degrees 12 minutes 57 seconds E along a fence, 599.16 feet, thence S 1 degree 15 minutes 29 seconds W, 330.48 feet to point in the center of a paved road, thence along said road, S 69 degrees 56 minutes 37 seconds E, 783.05 feet, thence S 77 degrees 06 minutes 45 seconds E, along said road, 563.66 feet, thence leaving said road, run S 8 degrees 57 minutes 40 seconds E, 134.99 feet along a fence, thence S 0 degrees 09 minutes 41 seconds E along said fence, 368.56 feet, thence S 1 degree 36 minutes 36 seconds E along said fence, 337.05 feet, thence S 13 degrees 46 minutes 27 seconds E along said fence, 69.12 feet, thence S 0 degrees 49 minutes 31 seconds E, 202.23 feet; S 0 degrees 11 minutes 18 seconds W, 71.03 feet, thence S 87 degrees 29 minutes 52 seconds E, 479.94 feet, thence, S 27 degrees 59 minutes 01 seconds E, 223.77 feet to a point in the center of paved road, thence N 68 degrees 56 minutes 09 seconds E along said road, 76.71 feet, thence N 85 degrees 12 minutes 53 seconds E along said road, 95.00 feet, thence S 86 degrees 35 minutes 07 seconds E along said road, 595.07 feet to a point in the center of a road, thence N 1 degree 22 minutes 02 seconds W along said road, 384.11 feet, thence leaving said road, run N 3 degrees 40 minutes 17 seconds W, 93.00 feet to a fence, thence along said fence the following courses: N 15 degrees 37 minutes 41 seconds E, 105.43 feet; N 6 degrees 20 minutes 31 seconds W, 200.30 feet, N 2 degrees 58 minutes 53 seconds E, 62.00 feet; N 79 degrees 34 minutes 17 seconds E, 124.59 feet; N 89 degrees 10 minutes 16 seconds E, 130.39 feet; S 80 degrees 30 minutes 37 seconds E, 213.08 feet; S 89 degrees 57 minutes 54 seconds E 250.51 feet; S 88 degrees 27 minutes 57 seconds E, 657.52 feet; N 0 degrees 22 minutes 17 seconds W, 509.20 feet; S 89 degrees 57 minutes 54 seconds W,

1666.45 feet to a metal fence post; N 1 degree 52 minutes 41 seconds E, 181.51 feet; N 1 degree 04 minutes 27 seconds E, 417.51 feet; N 15 degrees 54 minutes 35 seconds W, 89.96 feet, N 0 degrees 21 minutes 26 seconds E, 1108.01 feet; N 0 degrees 08 minutes 44 seconds E, 172.13 feet; N 1 degree 47 minutes 06 seconds W, 53.40 feet; N 0 degrees 27 minutes 36 seconds W, 284.90 feet to a pipe set on the South right of way line of Highway #26; thence S 72 degrees 50 minutes 09 seconds W along said right of way line 172.05 feet; thence along said right of way line on the arc of a curve concave Northerly, having a radius of 1949.08 feet, a distance of 912.91 feet; thence along said right of way line N 80 degrees 19 minutes 40 seconds W, 188.58 feet to a fence, thence along said fence the following courses: S 53 degrees 58 minutes 13 seconds W, 76.79 feet; S 58 degrees 07 minutes 10 seconds W, 189.85 feet; S 64 degrees 28 minutes 18 seconds W, 479.68 feet; S 44 degrees 58 minutes 28 seconds W, 189.41 feet; S 50 degrees 42 minutes 22 seconds W, 327.21 feet; S 54 degrees 57 minutes 16 seconds W, 62.15 feet; S 1 degree 32 minutes 54 seconds E, 128.55 feet to the point of beginning. Containing 159.45 acres more or less.

TRACT IV

The SE  1/4 of the NW  1/4, the SW  1/4 of the NE  1/4, the NE  1/4 of the SW  1/4, the NW  1/4 of the SE  1/4, the NE diagonal  1/2 of the SW  1/4 of the SE  1/4, a part of the NE  1/4 of the NW  1/4 and a part of the NW  1/4 of the NE  1/4 located in Section 33, Township 11 South, Range 1 West, Blount County, Alabama, more particularly described as follows: Begin at the Southeast corner of the SW  1/4 of the SE  1/4 of said Section 33, thence N 00 degrees 16 minutes 58 seconds W along the quarter mile line, 4862.31 feet; thence N 89 degrees 42 minutes 40 seconds W, 1325.46 feet to a point on the one half mile line, thence S 00 degrees 20 minutes 28 seconds E along said one half mile line, 16.73 feet; thence N 89 degrees 35 minutes 55 seconds W, 1325.48 feet to a point on the quarter mile line; thence 00 degrees 24 minutes 00 seconds E along said quarter mile line, 825.00 feet; thence S 89 degrees 35 minutes 53 seconds E, 75.00 feet; thence S 00 degrees 24 minutes 00 seconds E, 546.00 feet; thence N 89 degrees 35 minutes 53 seconds W, 75.00 feet to a point on the quarter mile line, thence S 00 degrees 24 minutes 00 seconds E along said quarter mile line, 2122.25 feet; thence S 89 degrees 22 minutes 16 seconds E along said quarter mile line, 1321.97 feet; thence S 44 degrees 27 minutes 33 seconds E, 1896.77 feet to the point of beginning. Subject to existing rights of way for public roads, utility line, easements and restrictions of record, if any.

LESS AND EXCEPT

A part of the W  1/2 of the NE  1/4 and a part of the E  1/2 of the NW  1/4 of Section 33, Township 11 South, Range 1 West, more particularly described as follows: Begin at the NE corner of the SW  1/4 of NE  1/4; thence North 836.73 feet to a  1/2 inch rebar; thence N 89 degrees 42 minutes 40 seconds W 475 feet to the East margin of the public road; thence a Southwesterly direction along the East-Southeast margin of the public road approximately 1500 feet to a stake at the Southwest margin of a driveway; thence a Southeast direction along a line Southwest of the driveway a distance of 658 feet to a Cedar Tree which is approximately 200 feet South of the Northwest corner of the SW  1/4 of the NE  1/4; thence on a straight line to the NE corner of the SW  1/4 of the NE  1/4 and point of beginning. Containing 25 acres more or less.

Containing in said Tract IV 207 acres.

TRACT V

The SW  1/4 of the SE  1/4 of Section 29, Township 11, Range 1 West. Also, a part of the NW  1/4 of the NE  1/4 and a part of the NE  1/4 of the NW  1/4 of Section 32, described as follows: Commencing at the Northwest corner of W. G. Fowler’s farm and run about 30 rods South to a lime stone rock; thence due West to the top of the mountain known as the “Wolk Pen Ridge”; thence North along said ridge to the section line dividing Section 32 and 29; thence East along said line to the beginning point. The last above described tract all in Township 11, Range 1 West.

LESS the following described property, viz: A part of the SW  1/4 of the SE  1/4 of Section 29, Township 11, Range 1 West, beginning at the Northwest corner of the forty (40) acres, run East along the forty (40) acres line 420 feet to the public road; thence to the right 113 degrees and along W side of the public road 114 feet; thence to the right 23 degrees 25 minutes 456 feet to the West line of the forty (40) acres; thence North and along the West line of the forty (40) acres 420 feet to the Northwest corner of the point of beginning.

ALSO LESS AND EXCEPT the following described property, viz: A part of the SW  1/4 of the SE  1/4 of Section 29, Township 11 South, Range 1 West, more particularly described as follows: Begin at a point on the North line of the public road where the same crosses the East line of said quarter-quarter; thence North along the East quarter line to the Northeast corner of said quarter-quarter; thence West along the North quarter line 315 feet; thence South along a line 315 feet West of and parallel to the East quarter-quarter line to the North margin of the public road; thence a Southeast direction along the North margin of the public road 315 feet, more or less to the point of beginning. Containing 29  1/2 acres more or less.

TRACT VI

A part of the NW  1/4 of the NE  1/4, a part of the SW  1/4 of the NE  1/4, a part of the NE  1/4 of the NW  1/4, and a part of the SE  1/4 of the SW  1/4 all in Section 32, Township 11 South, Range 1 West, Blount County, Alabama, more particularly described as follows: Begin at the Northeast corner of said NW  1/4 of the NE  1/4, thence S 0 degrees 16 minutes 47 seconds W along the quarter mile line, 1648.62 feet to a point on the East margin of a chert road, thence S 15 degrees 30 minutes 58 seconds W along the East margin of said road, 352.31 feet, thence leaving said road, run N 88 degrees 21 minutes 33 seconds W, 1877.18 feet to a pipe set at an old fence, thence along said old fence the following courses: N 11 degrees 24 minutes 56 seconds E, 73.00 feet; N 25 degrees 40 minutes 24 seconds E, 280.11 feet; N 27 degrees 46 minutes 36 seconds E, 193.91 feet; N 14 degrees 28 minutes 45 seconds E, 72.36 feet; N 32 degrees 11 minutes 46 seconds E, 108.46 feet; N 9 degrees 37 minutes 04 seconds E, 91.42 feet; N 22 degrees 38 minutes 11 seconds E, 39.47 feet; N 6 degrees 01 minutes 28 seconds W, 40.00 feet; N 9 degrees 29 minutes 32 seconds E, 32.00 feet; N 18 degrees 53 minutes 07 seconds E, 48.26 feet; N 10 degrees

45 minutes 13 seconds W, 99.57 feet; N 34 degrees 01 minutes 28 seconds W, 135.00 feet; thence along the summit of a ridge, N 2 degrees 50 minutes 18 seconds W, 238.06 feet; thence along the summit of said ridge N 8 degrees 24 minutes 55 seconds W, 142.70 feet; thence S 88 degrees 21 minutes 33 seconds E, 927.00 feet; thence North 495.00 feet to a pipe set on the section line; thence S 88 degrees 21 minutes 33 seconds E along said section line, 830.feet to the point of beginning. Subject to existing rights of way for public roads and utility lines.

ALSO, a part of the NW  1/4 of the NE  1/4 and a part of the NE  1/4 of the NW  1/4 of Section 12, Section 32, described as follows: Commencing at the Northwest corner of W. G. Fowler’s farm and run about 30 rods South to a lime stone rock; thence due West to the top of the mountain known as the “Wolk Pen Ridge”; thence North along said ridge to the section line dividing Section 32 and 29; thence East along said line to the beginning point. The last above described all in Township 11, Range 1 West. Containing 79 acres more or less.

ADDENDUM FOR USE WITH RESIDENCES BUILT BEFORE 1978

Disclosure of Information on Lead-Based Paint and/or

Lead-Based Paint Hazards

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller’s possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller’s Disclosure

(a) Presence of lead-based paint and/or lead-based paint hazards (check (i) or (ii) below):

(i)              Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

______________________________________________________________________________________________________

(ii)     X     Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and reports available to the seller (check (i) or (ii) below):

(i)              Seller has provided the purchaser with all available records and reports pertaining to leadbased paint and/or lead-based paint hazards in the housing (list documents below).

______________________________________________________________________________________________________

(ii)      X     Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Purchaser’s Acknowledgment (initial)

(c)              Purchaser has received copies of all information listed above.

(d)     X     Purchaser has received the pamphlet Protect Your Family from Lead in Your Home.

(e) Purchaser has (check (i) or (ii) below):

(i)              received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; or

(ii)              waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Community Bank (Seller)

By: ________________________________________	Date: November , 2005

___________________________________________	Date: November , 2005
Purchaser

___________________________________________	Date: November , 2005
Purchaser